UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2009

U.S. Natural Nutrients and Minerals, Inc.

 (Exact Name of Registrant as Specified in its Charter)

Nevada	333-154912	26-2797630

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

78-365 Highway 111, #287, La Quinta, CA		92253

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 760-360-9547

America’s Driving Ranges, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 1.01 Entry into a Material Definitive Agreement.

1)

On October 26, 2009, U.S. Natural Nutrients and Minerals, Inc., a Nevada corporation (formerly known as America’s Driving Ranges, Inc.) (“USNNM” or the “Company”) entered into an Agreement with M Strata, LLC, a Nevada limited liability company (“M Strata”) (“M Strata Agreement”) whereby M Strata granted to USNNM permission and consent to mine the certain mineral products (the “Product”) from certain mining claims owned or controlled by M Strata located in Panaca, Nevada.  Pursuant to the terms of the M Strata Agreement, M Strata will designate which claims may be mined and USNNM shall have the right to mine the Product and remove the Product from the mining claims so designated.

Simultaneously, USNNM entered into an agreement to physically mine the Product in the M Strata claims with JNH Mining, Inc. (“JNH”) (see below).  The Company’s agreement with JNH is subject to the approval of M Strata which has indicated that it will approve subject to certain terms and conditions, including the procuring of certain insurance coverage and the provision of certain indemnifications.  The M Strata Agreement further provided that it was granting USNNM the exclusive right to mine and purchase the Product from M Strata (“Exclusive Right”) and M Strata agreed that it will not sell Product or permit any other person or entity to purchase Product or mine on the claims controlled by M Strata other than USNNM, on condition that USNNM meets certain Purchase Minimums (as defined in the agreement) (“Purchase Minimums”) and makes timely payments therefor.  In the event USNNM fails to meet the Purchase Minimums for a period of one year, then such Exclusive Right shall terminate and M Strata shall be entitled to either (i) terminate the M Strata Agreement and cause USNNM to terminate all mining operations on M Strata’s claims or (ii) sell Product to other purchasers in addition to USNNM.   USNNM may cure any default in the Purchase Minimum by paying for the difference between the amount actually purchased in any one calendar year which was less than the Purchase Minimum and the amount actually ordered and paid for. Nothing in the M Strata Agreement conferred on USNNM or its agents any rights of ownership in any mining claims owned or controlled by M Strata now or in the future.  In addition, USNNM agreed that it would only purchase Calcium Montmorillonite clay from M Strata and from no other source for the term of the M Strata Agreement or any extensions thereof.

The term of the M Strata Agreement is five (5) years and there is provision for automatic extensions of the term for additional one (1) year terms thereafter.  The M Strata Agreement provides for payments by USNNM of $24.00 per ton of Product removed from M Strata’s claims, subject to periodic adjustment in accordance with the terms of the M Strata Agreement.  Payments for Product are to be made by USNNM to M Strata on a monthly basis, upon presentation of invoices and in accordance with the terms of the M Strata Agreement.

Fifty percent (50%) of the beneficial ownership of M Strata is owned by Paul Hait and Dennis Cullison, who are both directors of the Company and hold 1,000,000 and 750,000 shares of the Company’s Common Stock, respectively.

2)

On October 26, 2009,USNNM entered into a Mining Agreement (“the “Mining Agreement”) with Jeff Hayden and JNH Mining, Inc. (collectively referred to as “JNH”) whereby JNH agreed to perform the following services related to the mining of Product, which will ultimately be incorporated into products sold by the Company to the general public.

Pursuant to the terms of the Mining Agreement, USNNM hereby hired JNH to mine Product from various locations in Panaca, NV owned by M Strata, which are the subject of the M Strata Agreement (see above) on an exclusive basis.  M Strata will designate to USNNM which claims may be mined and USNNM shall advise JNH as to the claims so designated by M Strata.  JNH will then mine the Product and remove the Product from the mining claims so designated.  JNH represents that it has obtained all permits and approvals from the Bureau of Land Management (BLM) required to permit it to mine Product from a designated area of M Strata’s Eagle #4 Mining Claim.  JNH agreed that, prior to commencing mining operations on any claim owned by M Strata, it would obtain all approved permits, post all required bonds at its sole cost, provide liability insurance, workers compensation insurance and automobile coverage and liability insurance for all operations commenced on said mining claims of M Strata and such coverage shall name M Strata and USNNM as additional named insureds.  JNH further agreed that it would hold harmless and indemnify M Strata and USNNM from all claims, causes of action, lawsuits, losses, damages, injuries of any kind or nature, arising out of the activity of mining the mining claims of Owner including all legal fees and costs incurred by Owner or USNNM or both, in connection with any such claims .

During the term of the Mining Agreement, USNNM agreed to pay JNH for mining of the  Product amounts ranging from $32.27 per ton to $33.88 per ton, subject to periodic adjustment (FOB Panaca, Nevada).  The Mining Agreement also calls for (1) additional payments to JNH on the basis of customer orders for the Product generated by JNH and (2) an additional payment to JNH in the event of any sale of merger of USNNM to a third party.

The term of the Mining Agreement is five (5) years with one additional five (5) year extension at the option of either party.

JNH is owned by Jeff Hayden, who is the holder of 80,000 shares of the Company’s Common Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2009, the shareholders of the Company re-elected our four directors (James Harrison, John Birchard, Paul Hait and Dennis Cullison) to an additional one-year term through the 2010 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

Item 5.03 Amendments to Articles of Incorporation or By-laws;

On October 23, 2009, the Company’s shareholders approved amendments to the Articles of Incorporation of the Company to:

1)

Change the name of the corporation from America’s Driving Ranges, Inc. to U.S. Natural Nutrients and Minerals, Inc.; and

2)

Increase the Company’s authorized capital from 100,000,000 authorized shares comprising 100,000,000 shares of common stock with a par value of $0.001 per share to 350,000,000 authorized shares comprising 300,000,000 authorized shares of common stock with a par value of $0.001 per share and 50,000,000 authorized shares of preferred stock with a par value of $0.001 per share.   The amendment further provides that the preferred stock may be issued in one or more series, which may be designated from time to time by the Company’s Board of Directors

Thereafter, the Company caused an Amendment to the Company’s Articles of Incorporation to be filed with the Secretary of State of the State of Nevada, upon which filing the aforementioned amendments became immediately effective.

Item 8.01  Other Events

On October 23, 2009, the Company determined to change its business plan in order to primarily focus on the mining of certain mining claims, which contain natural mineral deposits commonly known as Calcium Montmorillonite.

The change of the Company’s business plan and related activities will require that the Company raise significant additional capital.  As a first step in that process, the Company is about to launch a private placement of its preferred stock to raise up to $1,000,000.  There is no guarantee that this placement will be successful, or if successful, it will raise the desired amount or be on terms and conditions which are beneficial to the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT

NUMBER

DESCRIPTION

3.1

Certificate of Amendment to Articles of Incorporation of America’s Driving Ranges, Inc. filed with the Nevada Secretary of State on October 23, 2009

10.1

Agreement dated October 26, 2009 by and between U.S. Natural Nutrients and Minerals, Inc. and M Strata, LLC

10.2

Agreement dated October 26, 2009 by and between U.S. Natural Nutrients and Minerals, Inc. and JNH Mining, Inc. and Jeff Hayden

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. NATURAL NUTRIENTS AND MINERALS, INC.

/S/ James Harrison

By:________________________

Name:

James Harrison

Title:

President

Dated:

October 29, 2009

EXHIBIT LIST

EXHIBIT

NUMBER

DESCRIPTION

3.1

Certificate of Amendment to Articles of Incorporation of America’s Driving Ranges, Inc. filed with the Nevada Secretary of State on October 23, 2009

10.1

Agreement dated October 26, 2009 by and between U.S. Natural Nutrients and Minerals, Inc. and M Strata, LLC

10.2

Agreement dated October 26, 2009 by and between U.S. Natural Nutrients and Minerals, Inc. and JNH Mining, Inc. and Jeff Hayden